Exhibit 99.A

TRANSACTIONS IN COMPANY SECURITIES DURING THE PAST SIXTY (60) DAYS

CONTINENTAL GRAIN COMPANY

Transaction Date	Nature of Transaction	Price Per Share[1]	Quantity
12/19/24	Purchase	$60.4602[2]	32,518
12/19/24	Purchase	$61.5982[3]	38,857
12/19/24	Purchase	$62.3863[4]	73,103
12/19/24	Purchase	$63.6611[5]	4,300
12/19/24	Purchase	$64.7176[6]	4,616
12/19/24	Purchase	$65.8312[7]	44,606
12/19/24	Purchase	$66.7656[8]	35,600
12/19/24	Purchase	$67.6175[9]	400
12/20/24	Purchase	$62.1652[10]	48,000

1 Prices reported are net of commissions. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer or the SEC staff, upon request, all information regarding the number of Shares purchased at each price within the ranges set forth in Footnotes 1 through 10 herein.

2 The price reported is the weighted average price. These Shares were purchased in multiple transactions at prices ranging from $60.00 to $60.97 per share.

3 The price reported is the weighted average price. These Shares were purchased in multiple transactions at prices ranging from $61.01 to $62.01 per share.

4 The price reported is the weighted average price. These Shares were purchased in multiple transactions at prices ranging from $62.02 to $62.91 per share.

5 The price reported is the weighted average price. These Shares were purchased in multiple transactions at prices ranging from $63.04 to $64.00 per share.

6 The price reported is the weighted average price. These Shares were purchased in multiple transactions at prices ranging from $64.08 to $65.04 per share.

7 The price reported is the weighted average price. These Shares were purchased in multiple transactions at prices ranging from $65.09 to $66.00 per share.

8 The price reported is the weighted average price. These Shares were purchased in multiple transactions at prices ranging from $66.10 to $67.00 per share.

9 The price reported is the weighted average price. These Shares were purchased in multiple transactions at prices ranging from $67.12 to $68.09 per share.

10 The price reported is the weighted average price. These Shares were purchased in multiple transactions at prices ranging from $61.57 to $62.50 per share.

ARI D. GENDASON

Transaction Date	Nature of Transaction	Price Per Share	Quantity
12/19/24	Purchase	$64.50	500
12/19/24	Purchase	$63.14	200
12/19/24	Purchase	$62.25	150
12/19/24	Purchase	$61.75	100
12/19/24	Purchase	$60.37	100
12/19/24	Purchase	$65.00	100

MICHAEL J. ZIMMERMAN

Transaction Date	Nature of Transaction	Price Per Share	Quantity
12/19/24	Purchase	$ 60.3869	3000

CHARLES FRIBOURG

Transaction Date	Nature of Transaction	Price Per Share	Quantity
12/19/24	Purchase	$ 60.5361	5000